UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 25, 2019

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Completion of the Merger and Other Transactions Contemplated by the Merger Agreement

Effective as of 9:30 a.m. Central Time on January 25, 2019 (the “Effective Time”), NOLA Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of EnLink Midstream, LLC (“ENLC”), completed the previously announced merger (the “Merger”) with and into EnLink Midstream Partners, LP (“ENLK”), with ENLK surviving the Merger as a subsidiary of ENLC. The Merger was consummated pursuant to a definitive Agreement and Plan of Merger, dated as of October 21, 2018 (the “Merger Agreement”), by and among ENLC, EnLink Midstream Manager, LLC, the managing member of ENLC (the “Manager”), Merger Sub, ENLK, and EnLink Midstream GP, LLC, the general partner of ENLK (the “General Partner”).

At the Effective Time, each issued and outstanding common unit representing a limited partner interest in ENLK (“ENLK Common Units”), except for any ENLK Common Units then held by ENLC and its subsidiaries, was converted into the right to receive 1.15 (the “Exchange Ratio”) common units representing limited liability company interests in ENLC (collectively, the “ENLC Common Units”).

Also at the Effective Time, each Series B Cumulative Convertible Preferred Unit representing a limited partner interest in ENLK (an “ENLK Series B Unit”) and each 6.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in ENLK issued and outstanding immediately prior to the Effective Time continued to be issued and outstanding at ENLK following the Merger, except that certain terms of the ENLK Series B Units were modified pursuant to the Amended Partnership Agreement (as defined below), as described below.

Pursuant to the Merger Agreement, at the Effective Time, all equity-based awards issued and outstanding immediately prior to the Effective Time under the EnLink Midstream GP, LLC Long-Term Incentive Plan (the “ENLK LTIP”) were converted into an award with respect to ENLC Common Units with substantially similar terms as were in effect immediately prior to the Effective Time, with certain adjustments as described below (the “LTIP Conversion”):

•                  As of the Effective Time, ENLC assumed all obligations in respect of the ENLK LTIP and the outstanding awards thereunder (the “Legacy ENLK Awards”) and, following the Effective Time, no additional awards will be granted thereunder, such that, the ENLK LTIP is “frozen” and the Legacy ENLK Awards are the only outstanding awards thereunder;

•                  From and after the Effective Time, the Legacy ENLK Awards relate to ENLC Common Units in lieu of ENLK Common Units with the number of ENLC Common Units subject to such Legacy ENLK Awards having been adjusted to take into account the Exchange Ratio;

•                  As of the Effective Time, each outstanding award under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended (the “ENLC LTIP”), and each

Legacy ENLK Award with “performance-based” vesting and payment conditions was modified to reflect the Performance Metric Adjustment (as defined in the Merger Agreement); and

•                  As of the Effective Time, the Remaining Available Units (as defined in the Merger Agreement) under the ENLK LTIP were converted into (subject to adjustment to take into account the Exchange Ratio), and included among, the ENLC Common Units available for new grants of awards under the ENLC LTIP for periods following the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to ENLC’s Current Report on Form 8-K, dated October 21, 2018, filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2018, and which is incorporated herein by reference.

Completion of the Transactions Contemplated by the Preferred Restructuring Agreement

Immediately following the Effective Time, Enfield Holdings, L.P. (“Enfield”), TPG VII Management, LLC (“TPG”), WSEP Egypt Holdings, LP (“WSEP”), WSIP Egypt Holdings, LP (“WSIP” and, together with WSEP, the “Goldman Parties” and, together with Enfield and TPG, the “Enfield Parties”), ENLC, the Manager, ENLK, and the General Partner (ENLC, the Manager, ENLK, and the General Partner collectively referred to as the “EnLink Parties”) completed the transactions contemplated by the previously disclosed Preferred Restructuring Agreement, dated as of October 21, 2018 (the “Preferred Restructuring Agreement”), among the Enfield Parties and the EnLink Parties.

Immediately following the Effective Time, pursuant to the Preferred Restructuring Agreement and the Amended Operating Agreement (as defined below), among other things, ENLC created a new class of non-economic common units representing limited liability company interests in ENLC (the “Class C Common Units”) and issued to Enfield, for no additional consideration, 58,728,994 Class C Common Units, which amount equals the number of ENLK Series B Units held by Enfield immediately following the Effective Time.

In addition, immediately following the Effective Time, pursuant to the Preferred Restructuring Agreement, (i) ENLC and Enfield executed an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) pursuant to which that certain Registration Rights Agreement, dated as of January 7, 2016 (the “Former Registration Rights Agreement”), by and between Enfield and ENLK, was amended and restated in its entirety, in order to, among other things, provide Enfield with certain registration rights with respect to the ENLC Common Units that are issuable upon exchange of the ENLK Series B Units, as described below, and to terminate the obligations of ENLK under the Former Registration Rights Agreement, (ii) as previously disclosed, the Manager, ENLC, GIP III Stetson I, L.P., in its capacity as the sole member of the Manager (“GIP”), and TPG executed an Amended and Restated Board Representation Agreement pursuant to which that certain Board Representation Agreement, dated as of January 7, 2016 (the “Former Board Representation

Agreement”), by and among ENLK, the General Partner, EnLink Midstream, Inc. (“EMI”), and TPG, was amended and restated in its entirety, in order to, among other things, provide TPG with the right to appoint one member of the Board of Directors of the Manager (the “Manager Board”) and to terminate the obligations of ENLK, the General Partner, and EMI under the Former Board Representation Agreement, and (iii) the Manager, ENLC, and the Goldman Parties executed an Amended and Restated Board Information Rights Letter Agreement pursuant to which that certain Board Information Rights Letter Agreement, dated January 6, 2016 (the “Former Board Information Rights Letter Agreement”), by and among ENLK, the General Partner, EMI, and the Goldman Parties was amended and restated in its entirety, in order to provide the Goldman Parties certain information rights with respect to materials provided to the Manager Board and to terminate the obligations of ENLK, the General Partner, and EMI under the Former Board Information Rights Letter Agreement.

The foregoing description of the Preferred Restructuring Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Restructuring Agreement, a copy of which was filed as Exhibit 10.2 to ENLC’s Current Report on Form 8-K, dated October 21, 2018, filed with the Commission on October 22, 2018, and which is incorporated herein by reference.

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note of this Current Report on Form 8-K (this “Current Report”) under the heading “Completion of the Transactions Contemplated by the Preferred Restructuring Agreement” with respect to the Amended Registration Rights Agreement is incorporated by reference into this Item 1.01.

Amended Registration Rights Agreement

Immediately following the Effective Time, ENLC and Enfield entered into the Amended Registration Rights Agreement, pursuant to which Enfield is entitled to certain registration rights with respect to the ENLC Common Units issuable upon exchange of ENLK Series B Units, as described below.

As soon as practicable following receipt of a written request from the holders of a majority of the Registrable Securities (as defined in the Amended Registration Rights Agreement, which includes ENLK Series B Units, including any additional ENLK Series B Units issued as in-kind distributions pursuant to the Amended Partnership Agreement), ENLC will be obligated to prepare and file an initial registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act. Enfield will be entitled to request that ENLC file no more than four such registration statements during the period beginning on January 25, 2019 and ending on January 7, 2023, subject to certain thresholds, delay rights, and other customary provisions. ENLC will not be obligated to file any such registration statement from and after January 7, 2023. Enfield will also have customary piggyback registration rights to participate in underwritten public offerings with ENLC and to offer and sell Registrable Securities in such offerings.

The registration rights contemplated by the Amended Registration Rights Agreement will expire when the Registrable Securities cease to collectively represent at least 1.5% of the then-outstanding ENLC Common Units (on an as-exchanged basis).

The foregoing description of the Amended Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Revolving Credit Agreement

At the Effective Time, (i) pursuant to that certain Guaranty Agreement, dated as of January 25, 2019 (the “ENLK Revolving Credit Agreement Guaranty”), ENLK guaranteed the obligations of ENLC under the Revolving Credit Agreement, dated as of December 11, 2018 (the “New Revolving Credit Agreement”), by and among ENLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A., and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, (ii) ENLC satisfied the conditions to funding under the New Revolving Credit Agreement, and (iii) ENLC borrowed $235.0 million under the New Revolving Credit Agreement, the proceeds of which were used for transaction expenses and to repay (a) all of the outstanding borrowings and other obligations under ENLC’s existing revolving credit facility, which was simultaneously terminated, and (b) all outstanding interest amounts under the Former ENLK Revolving Credit Agreement (as defined below), which was simultaneously terminated as described below.

As of January 25, 2019, after giving effect to the borrowings at the Effective Time and the deemed issuance of certain existing letters of credit under the New Revolving Credit Agreement, approximately $239.8 million aggregate amount of borrowings were outstanding under the New Revolving Credit Agreement and ENLC had approximately $1.51 billion of available commitments under the New Revolving Credit Agreement.

The foregoing description of the ENLK Revolving Credit Agreement Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the ENLK Revolving Credit Agreement Guaranty, a copy of which is filed with this Current Report as Exhibit 10.2, and is incorporated herein by reference.

Certain terms and conditions of the New Revolving Credit Agreement are described in ENLC’s Current Report on Form 8-K, dated December 11, 2018 and filed with the Commission on December 12, 2018 (the “December Current Report”), which disclosure is incorporated herein by reference.  The foregoing description of the New Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Revolving Credit Agreement, a copy of which was filed as Exhibit 10.1 to the December Current Report, which is incorporated herein by reference.

Term Loan Agreement

At the Effective Time, (i) pursuant to that certain New Borrower Joinder and Assumption Agreement, dated as of January 25, 2019 (the “Term Loan Assumption Agreement”), ENLC

assumed ENLK’s obligations as the borrower under that certain Term Loan Agreement, dated as of December 11, 2018 (the “Term Loan Agreement”), by and among ENLK, Bank of America, N.A., as Administrative Agent, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, including with respect to the $850.0 million of outstanding borrowings under the Term Loan Agreement, and (ii) pursuant to that certain Guaranty Agreement, dated as of January 25, 2019 (the “ENLK Term Loan Agreement Guaranty”), ENLK guaranteed the obligations of ENLC under the Term Loan Agreement.

The foregoing description of each of the Term Loan Assumption Agreement and the ENLK Term Loan Agreement Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Assumption Agreement and the ENLK Term Loan Agreement Guaranty, copies of which are filed with this Current Report as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Certain terms and conditions of the Term Loan Agreement are described in the December Current Report, which disclosure is incorporated herein by reference.  The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which was filed as Exhibit 10.2 to the December Current Report, which is incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

Termination of Former Registration Rights Agreement and Former Board Representation Agreement

The information set forth in the Explanatory Note of this Current Report under the heading “Completion of the Transactions Contemplated by the Preferred Restructuring Agreement” with respect to the termination of the obligations of ENLK, the General Partner, and EMI, as applicable, under the Former Registration Rights Agreement and the Former Board Representation Agreement is incorporated by reference into this Item 1.02.

Termination of Former ENLK Revolving Credit Agreement

At the Effective Time, ENLK terminated the Credit Agreement, dated as of February 20, 2014 (as amended, the “Former ENLK Revolving Credit Agreement”), among ENLK, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto.  Prior to the termination of the Former ENLK Revolving Credit Agreement, ENLK repaid all of the outstanding borrowings thereunder with cash on hand.  As described above, all outstanding interest amounts under the Former ENLK Revolving Credit Agreement were repaid at the Effective Time with borrowings under the New Revolving Credit Agreement.

Termination of Former ENLC Revolving Credit Facility

At the Effective Time, ENLC terminated the Credit Agreement, dated as of March 7, 2014 (as amended, the “Former ENLC Revolving Credit Agreement”), among ENLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto.  As described above, ENLC used borrowings under the New Revolving Credit

Agreement to repay all of the outstanding borrowings under the Former ENLC Revolving Credit Agreement.

Termination of Unitholder Agreement

At the Effective Time, the Unitholder Agreement, dated as of March 7, 2014 (the “Unitholder Agreement”), by and among Devon Energy Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, L.L.C., ENLK, the General Partner, and, pursuant to a joinder thereto, dated as of July 18, 2018, GIP, pursuant to which ENLK granted GIP certain demand and piggyback registration rights with respect to the ENLK Common Units, was terminated automatically in accordance with its terms as a result of GIP and its affiliates ceasing to hold any Registrable Securities (as defined therein) following the Merger.

The foregoing description of the Unitholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Unitholder Agreement, a copy of which was filed as Exhibit 4.2 to ENLC’s Current Report on Form 8-K, dated March 6, 2014, filed with the Commission on March 11, 2014, and which is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report under the heading “Completion of the Merger and Other Transactions Contemplated by the Merger Agreement” is incorporated by reference into this Item 2.01.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report under the headings “Revolving Credit Agreement” and “Term Loan Agreement” is incorporated by reference into this Item 2.03.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2019, ENLK notified the New York Stock Exchange (the “NYSE”) that the Certificate of Merger relating to the Merger had been filed with the Secretary of State of the State of Delaware.  The trading of ENLK Common Units on the NYSE was suspended before the opening of trading on January 28, 2019. Also on January 28, 2019, the NYSE filed a notification of removal from listing on Form 25 with the Commission with respect to the ENLK Common Units.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note of this Current Report under the heading “Completion of the Transactions Contemplated by the Preferred Restructuring Agreement” and under Item 2.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Operating Agreement of ENLC

At the Effective Time, the Manager adopted the Second Amended and Restated Operating Agreement of ENLC (the “Amended Operating Agreement”), which reflects, among other things, (i) the creation of, and defines the rights and obligations of holders of, Class C Common Units and (ii) other miscellaneous revisions, including the removal of certain provisions that are no longer applicable as a result of the consummation of the Merger.

As described above, immediately following the Effective Time, ENLC issued to Enfield 58,728,994 Class C Common Units in order to provide Enfield with certain voting rights at ENLC in accordance with the Amended Operating Agreement. Following the Effective Time, for each additional ENLK Series B Unit issued by ENLK pursuant to the Amended Partnership Agreement, ENLC will issue an additional Class C Common Unit to the applicable holder of ENLK Series B Units pursuant to the Amended Operating Agreement, so that the number of Class C Common Units issued and outstanding will always equal the number of ENLK Series B Units issued and outstanding. In addition, upon any exchange of ENLK Series B Units for ENLC Common Units, a number of Class C Common Units equal to the number of ENLK Series B Units subject to such exchange will be cancelled.

The holders of Class C Common Units are not entitled to distributions thereon of any kind.

The holders of Class C Common Units will vote with the holders of ENLC Common Units as a single class on all matters on which holders of ENLC Common Units are entitled to vote. Each Class C Common Unit will be entitled to the number of votes equal to the number of ENLC Common Units into which an ENLK Series B Unit is then exchangeable (i.e., the product of the number of ENLK Series B Units being exchanged multiplied by the Exchange Ratio (subject to certain adjustments)).

In addition, the holders of Class C Common Units are entitled to vote as a separate class on any matter that (i) adversely affects the rights, preferences, and privileges of the Class C Common Units or the ENLK Series B Units, including certain minority protections with respect to substantially the same matters for which the holders of ENLK Series B Units have approval rights under the Amended Partnership Agreement, or (ii) amends or modifies any of the terms of the Class C Common Units or ENLK Series B Units. The approval of a majority of the Class C Common Units is required to approve any matter for which the holders of Class C Common Units are entitled to vote as a separate class.

The foregoing description of the Amended Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Operating Agreement, a copy of which is filed with this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Partnership Agreement of ENLK

At the Effective Time, the General Partner adopted the Tenth Amended and Restated Agreement of Limited Partnership of ENLK (the “Amended Partnership Agreement”). The Amended Partnership Agreement reflects, among other things, (i) the elimination of the incentive distribution rights previously held by the General Partner, (ii) certain modifications to the terms of the ENLK Series B Units, as described below, which prior to the Effective Time were convertible into ENLK Common Units, and (iii) other miscellaneous revisions, including the removal of certain provisions that are no longer applicable as a result of the consummation of the Merger.  The Amended Partnership Agreement provides, among other things, that the ENLK Series B Units will be exchangeable, in the circumstances described below, for a number of ENLC Common Units equal to the product of the number of ENLK Series B Units being exchanged multiplied by the Exchange Ratio (subject to certain adjustments) (the “Series B Exchange Ratio” and such resulting number of ENLC Common Units, the “Series B Exchange Amount”), subject to ENLK’s redemption election described below.  The ENLK Series B Units are exchangeable into ENLC Common Units at the Series B Exchange Ratio, (a) in full, at ENLK’s option, if the daily volume-weighted average closing trading price of the ENLC Common Units (the “Exchange VWAP”) over the 30-trading day period ending two trading days prior to ENLK’s delivery of the exchange notice is greater than the quotient of 150% of the $15.00 issue price of the ENLK Series B Units (the “Issue Price”) divided by the Exchange Ratio or (b) in full or in part, at Enfield’s option.

In addition, upon (i) certain events involving a change of control of the General Partner or the Manager or (ii) any transaction resulting in GIP, GIP III Stetson II, L.P., or any of their respective subsidiaries, becoming the beneficial owner of 75% or more of the outstanding ENLC Common Units (in either case, a “Change of Control”), all of the ENLK Series B Units will automatically be exchanged, subject to ENLK’s redemption election described below, into a number of ENLC Common Units equal to the greater of (a) the Series B Exchange Amount, and (b) the number of ENLK Series B Units to be exchanged multiplied by the quotient of (x) an amount equal to the quotient of (A) 140% of the Issue Price divided by (B) the Exchange Ratio, divided by (y) the Exchange VWAP over the 30-trading day period ending two trading days prior to such exchange (such resulting number of ENLC Common Units, the “Series B Change of Control Amount”).

In lieu of an exchange of ENLK Series B Units for ENLC Common Units, at ENLK’s sole election, it is entitled to instead redeem for cash the applicable ENLK Series B Units by paying an amount equal to (i) in the event of an optional exchange by ENLK or Enfield, the product of (a) the Series B Exchange Amount multiplied by (b) the Exchange VWAP over the 10-trading day period ending two trading days prior to the notice of exchange by ENLK or Enfield, as applicable, and (ii) in the event of a Change of Control, the product of (x) the Series B Change of Control Amount and (y) the Exchange VWAP over the 10-trading day period ending two trading days prior to the date of such redemption.

Beginning with the quarter ending March 31, 2019, the holder of the ENLK Series B Units will be entitled to quarterly cash distributions and distributions in-kind of additional ENLK Series B Units as described below.  The quarterly in-kind distribution (the “Series B PIK Distribution”) will equal the greater of (A) 0.0025 ENLK Series B Units per ENLK Series B

Unit and (B) the number of ENLK Series B Units equal to the quotient of (x) the excess (if any) of (1) the distribution that would have been payable by ENLC had the ENLK Series B Units been exchanged for ENLC Common Units but applying a one-to-one exchange ratio (subject to certain adjustments) instead of the Series B Exchange Ratio, over (2) an amount equal to $0.28125 per ENLK Series B Unit (the “Cash Distribution Component”), divided by (y) the Issue Price.  The quarterly cash distribution will consist of the Cash Distribution Component plus an amount in cash that will be determined based on a comparison of the value (applying the Issue Price) of (i) the Series B PIK Distribution and (ii) the ENLK Series B Units that would have been distributed in the Series B PIK Distribution if such calculation applied the Series B Exchange Ratio instead of the one-to-one ratio (subject to certain adjustments).  As described above, for each additional ENLK Series B Unit issued by ENLK pursuant to the Amended Partnership Agreement, ENLC will issue an additional Class C Common Unit to the applicable holder of such ENLK Series B Unit pursuant to the Amended Operating Agreement.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Partnership Agreement, a copy of which is filed with this Current Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Second Amended and Restated Operating Agreement of EnLink Midstream, LLC, dated as of January 25, 2019.
3.2	—	Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of January 25, 2019.
10.1	—	Amended and Restated Registration Rights Agreement, dated as of January 25, 2019, by and among EnLink Midstream, LLC and Enfield Holdings, L.P.
10.2	—

Guaranty Agreement, dated as of January 25, 2019, by EnLink Midstream Partners, LP in favor of Bank of America, N.A., as Administrative Agent, for the ratable benefit of the lenders from time to time party to the Revolving Credit Agreement, dated as of December 11, 2018.

10.3	—

New Borrower Joinder and Assumption Agreement, dated as of January 25, 2019, by EnLink Midstream, LLC and EnLink Midstream Partners, LP in favor of Bank of America, N.A., as Administrative Agent, and the lenders from time to time party to the Term Loan Agreement, dated as of December 11, 2018.

10.4	—

Guaranty Agreement, dated as of January 25, 2019, by EnLink Midstream Partners, LP in favor of Bank of America, as Administrative Agent, for the ratable benefit of the lenders from time to time party to the Term Loan Agreement, dated as of December 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: January 29, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer